Exhibit 10.35

Recording Requested By: Return To:

NWFCS-Salem 650 Hawthorne Ave. SE, Suite 210 P.O. Box 13309 Salem, OR 97309-9831

Mail Tax Statements To:

Document Title(s) DEED OF TRUST, FINANCING STATEMENT AND FIXTURE FILING

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

DEED OF TRUST, FINANCING STATEMENT
AND FIXTURE FILING

THIS DEED OF TRUST IS ALSO INTENDED TO BE A SECURITY AGREEME NT AND ASSIGNMENT OF RENTS.

THIS DEED OF TRUST IS ALSO INTENDED TO BE A FILING AGAINST TIMBER TO BE CUT.

ATTENTION: COUNTY RECORDER: This Deed of Trust covers timber to be cut on the real propert y described herein and should be appropriately indexed , not only as a trust deed, but also as a financing statement.

NOTICE: THE SECURED OBLIGATIONS MAY PROVIDE FOR A VARIABLE INTEREST RATE .

This Deed of Trust, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing (this "Deed of Trust"), dated as of December 2, 2013, is executed by ORM TIMBER FUND III (REIT) INC., a Delaware corporation ("Grantor"), whose address is 19950 h Ave. NE, Suite 200, Poulsbo, WA 98370, in favor of Stewart Title of California, Inc. {"Trustee"), whose address is 7676 Hazard Center Drive, Suite 1400, San Diego , CA 92108, for the benefit of NORTHWEST FARM CREDIT SERVICES, FLCA, a corporation organized and existing under the laws of the United States ("Beneficiary"), whose address is 1700 South Assembly Street, Spokane, WA 99224-2121, P. 0. Box 2515, Spokane, WA 99220-2515.

This conveyance is intended to secure performance of the covenants and agreements contained herein, and in any note{s), Membership Agreement, security documents and any other documents or instruments signed in colUlection with the note (s) and security documents and any amendments (collectively, the "Loan Documents"). Pursuant to the terms and conditions of the Loan Documents, Grantor has agreed to grant this Deed of Trust in favor of Beneficiary to provide security for the Secured Obligations described herein, the related Loan Documents and any and all other documents entered into pursuant thereto.

1.   GRANT OF SECURITY.

Grantor, in consideration of the indebtedness secured by this Deed of Trust, irrevocably bargains, sells, grants, mortgages, transfers, conveys, assigns and warrants to Trustee, IN TRUST, WITH POWER OF SALE, AND RIGHT OF ENTRY AND POSSESSION for the benefit and security of Beneficiary, all Grantor's ex1stmg and future rights, titles, interests, estates, powers and privileges in or to the following (collectively the "Collateral"):

Deed of Trust
(ORM Timber Fund III (REIT) lnc./Note No. 6214502)

1.1          Property.

a.   That certain real property located in Siskiyou County, State of California, more particularly described on Exhibit A attached hereto and incorporated herein (the "Land").

b.   All buildings, wells and other improvements now or hereafter located on the Land, including, but not limited to, the Fixtures (as defined below), Timber (as defined below) and all other equipment, machinery, appliances and other articles attached to such buildings and other improvements (collectively the "Improvements");

c.   All fixtures (including without limitation, goods that are or become so related to the Land that an interest in them arises under the real estate law) and any additions or replacements (collectively the "Fixtures") now or hereafter located on, attached to, installed in or used in connection with the Land;

d.   All timber (aka "forest tree species"), whether standing or down, cut or under contract to be cut, now or hereafter growing or located on the Land, and whether or not said timber is merchantable, all logs, lumber and forest products of any nature, all proceeds and products thereof (the "Timber");

e.   All personal property, appliances, equipment and goods now or hereafter owned or possessed by Debtor located upon, in, or about or used in connection with said Land or Improvements, including the maintenance thereof, together with all increases, substitutes, replacements, proceeds and products thereof and additions and accessions thereto;

f.   All rights, rights-of-way, easements, licenses, profits, claims, demands, privileges, grazing privileges, tenements, hereditaments and appurtenances now owned or hereafter acquired by Grantor and used in connection with the Land and the Improvements or as a means of access to either or both, including without limitation, all rights over the property of third persons which are related thereto and all unaccrued trespass and surface damage claims appurtenant thereto, and all written operations plans and all permits and approvals related to the Land and Improvements;

g.   All of Grantor's right, title and interest in and to any land within any right-of-way of any open or proposed street adjoining the Land, and any and all sidewalks, alleys, strips and gores of land adjacent to or used in connection with the Land and Improvements;

h.   All of Grantor's existing and future rights in (including without limitation, royalty and leasehold rights) oil, gas and other mineral rights in or relating to the Land;

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

i.   All ex1stmg and future leases and subleases relating to the Land and Improvements or any interest in them, including without limitation, all deposits, advance rentals and other similar payments, but not including the Rents, as defined and separately assigned in Paragraph 5;

j.   All options to purchase, exchange or lease the Land, Fixtures or Improvements or any interest in them (and any greater estate in the Land, Fixtures or Improvements and acquired by exercise of such options);

k.   All contracts and policies of insurance and proceeds thereof which may insure all or any portion of the Collateral against casualties and theft;

1.   All Grantor's other existing or future estates, homestead or other claims or demands, both in law and in equity in the Land and Improvements, including without limitation,
(i) all awards made for the partial or complete taking by eminent domain, or by any proceeding or purchase in lieu of eminent domain, of the Land or Improvements, and (ii) all proceeds, including general intangibles and payment intangibles, of any insurance covering any of the Collateral; and

m.    All cash or non-cash proceeds of the sale, lease, license, exchange or other disposition of the Collateral, including accounts and general intangibles, arising therefrom. Proceeds include all subsidy payments, in cash or in kind, which may be made to Granter by any person, entity or governmental agency, including but not limited to, payments and entitlements from state and federal farm programs, as well as any type of property insurance; and any rights arising out of Land or Improvements, collections and distributions on Land or Improvements.

1.2 Water Assets. All right, title, and interest at any time of Grantor (or any of its bailees, agents, or instrumentalities), whether now existing or hereafter arising or acquired, whether direct or indirect, whether owned legally, of record, equitably or beneficially, whether constituting real or personal property (or subject to any other characterizations), whether created or authorized under existing or future laws or regulations, and however arising in, without limitation, the water, water rights and other assets and items more specifically described hereinafter (collectively the "Water Assets"). A description of some Water Assets may also be included with the description of the Land set forth above or in an exhibit hereto.

a.   All water (including any water inventory in storage), water rights and entitlements, other rights to water and other rights to receive water or water rights of every kind or nature whatsoever and howsoever evidenced, including but not limited to the following: (i) the groundwater on, under, pumped from or otherwise available to the Land, whether as the result of groundwater rights, contractual rights or otherwise, together with Grantor's right to remove and extract any such groundwater including any permits, rights or licenses granted by any governmental authority or agency or any rights granted or created by any use, easement, covenant, agreement, or contract with any person or entity; (ii) any rights to which the Land is entitled with respect to surface water, whether such right is appropriative, riparian, prescriptive, decreed or otherwise and whether or not pursuant to permit or other governmental authorization, or the right to store any such water; (iii) any water, water right, water allocation, distribution right, delivery right, water storage right, or other water-related entitlement appurtenant or otherwise applicable to the Land by virtue of the Land being situated within the boundaries of any governmental district or agency, or within the boundaries of any private water company, mutual water company, irrigation company, ditch company or other non-governmental entity that owns, stores, diverts and/or delivers water including, any and all stock, interest or other rights Grantor has in such entity, including voting or decision rights, and any and all rights from any entity or other person to acquire, receive, exchange, sell, lease, or otherwise transfer any Water Assets, to store, deposit or otherwise create water credits in a water bank or similar or other arrangement for allocating water , to transport or deliver water , or otherwise to deal with any Water Asset; and (iv) all water and existing and future water rights, however evidenced, to the use of water for irrigation , livestock and domestic purposes. References to "water" and "water rights" are used herein in the broadest and most comprehensive sense of the terms. The term "water" includes water rights and rights to water or whatever rights to money, proceeds, property or other benefits are exchanged or received for or on account of any Water Assets or any conservation or other nonuse of water, including whatever rights are achieved by depositing one's share of any Water Assets in any water bank or with any water authority, or any other water reallocation rights.

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

b.   All licenses, permits, approvals, contracts, decrees, rights and interests to acquire or appropriate any Water Assets, water bank or other credits evidencing any right to Water Assets, to store, carry, transport or deliver Water Assets, to sell, lease, exchange, or otherwise transfer any Water Asset, or to change the point for diversion of water, the location of any Water Asset, the place of use of any Water Asset, or the purpose of the use of any Water Asset.

c.   All rights, claims, causes of action,judgments, awards, and other judicial, arbiter or administrative relief in any way relating to any Water Asset.

d.   All storage and treatment rights for any Water Asset, whether on or off the Land or other property of Granter, together with all storage tanks, and other equipment used or usable in colUlection with such storage and any water bank deposit credits, deposit accounts or other rights arising on account of the storage or nonuse of any Water Asset.

e.   All irrigation and watering equipment, including all pumps, pumping plants, storage tanks, pump, motors, electrical generators (all of which are declared to be fixtures), and all systems, ditches, laterals, conduits, and rights-of-way used to convey water or to drain the Land, all of which rights are or are hereby made appurtenant to the Land .

f.   All guaranties, warranties, marketing, management or service contracts, indemnity agreements, and water right agreements, including joint use agreements, other water related contracts and water reallocation rights, all insurance policies regarding or relating to any Water Asset.

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

g.   All rents, issues, profits, proceeds and other accounts, instruments, chattel paper, contract rights, general intangibles, deposit accounts and other rights to payment arising from or on account of any use, nonuse, sale, lease transfer or other disposition of any Water Asset.

2.             REPRESENTATIONS AND WARRANTIES

2.1           Representations and Warranties. Grantor represents and warrants to Beneficiary as follows :

a.   Grantor has represented and warranted to Beneficiary the location of Grantor's chief executive office; the state of its formation; Grantor's state of residence; and Grantor's exact legal name is as set forth herein.

b.   Granter is the sole legal and equitable owner of the Collateral;

c.   Except as otherwise previously disclosed to Beneficiary, Grantor has the exclusive right to harvest any Timber, if any, from the Land and has the exclusive right to use the appurtenant rights and the operating permits;

d.   Without thereby limiting the generality of the foregoing, and except as otherwise previously disclosed to Beneficiary, Grantor has not assigned or granted any harvest or access rights or interests, or sold or leased any part of the Land or the Improvements , if any, to any other person (individual, organization or governmental unit);

e.   There are no claims, liens, encumbrances (including judgments , levies and the like), or security interest ("Liens") covering the Collateral or any part or item thereof except easements and reservations of record, that are listed on the title policy delivered by Grantor;

f.   To the best of Grantor's knowledge, and other than have been disclosed to Beneficiary, there are no federal, state or local laws, regulations, rules or standards ("Laws"), or permits, orders, injunctions, citations, notices of civil penalty, restraining orders, judgments or the like issued by any governmental unit ("Orders") that are now in effect and that would restrict any material use of the Collateral;

g.   Granter has taken all actions necessary and has duly authorized this Deed of Trust and it is the legally valid and binding contract of Grantor, and is enforceable against Grantor in accordance with its terms; and

h.   To the best of Grantor's knowledge, neither the execution of this Deed of Trust nor the payment and performance of the Secured Obligations will materially violate any Laws or Orders affecting Grantor or the Collateral or constitute a breach or Event of Default by Grantor under any agreement, contract, loan indenture, lease, instrument or like document to which Grantor is a party or the Collateral is bound.

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

The foregoing representations and warranties will survive and not be merged or otherwise eliminated by any conveyance, voluntarily or through foreclosure, of the Collateral to Beneficiary or its nominee . Grantor hereby agrees to indemnify, defend and hold harmless Beneficiary from and against any and all claims, loss, liability, damages, liens, penalties, costs and expenses of any nature or kind whatsoever arising from or related to any misstatement or omission of any material fact in the foregoing representations and warranties.

3.             SECURED OBLIGATIONS

3.1           Secured Obligations. This Deed of Trust, and the lien it creates, is made for the purpose of securing the following obligations (collectively the "Secured Obligations"):

a.   The full and punctual payment of the indebtedness evidenced by that certain note(s) described below, in favor of Beneficiary (the "Note(s)") with interest thereon at the rates therein provided which interest rate and payment terms may be adjusted as provided in the Note(s) and Loan Documents, together with any and all renewals, modifications, consolidations and extensions of the indebtedness evidenced by the Note(s), as well as any prepayment fees or penalties provided for in the Note(s) or as it may be amended to provide for such prepayment fees or penalties;

Note No. 6214502	Date of Note December 2, 2013	Principal Amount $17,980,000.00	Final Installment Date December 1, 2023

b.   Payment and perform ance of the obligations under the Note(s) and Loan Documents (including future advances) and under any and all other present and future agreements executed in relation to the Note(s) ;

c.   Payment of such additional sums with interest thereon as may be due to Trustee or Beneficiary under any provisions of this Deed of Trust;

d.   Payment of all indebtedness and performance of all other obligations which the then record owner of the Collateral may agree to pay and perform for the benefit of Beneficiary, and which are contained in a document which recites that it is secured by this Deed of Trust;

e.   Payment of all amounts advanced by (or on behalf of) Beneficiary or Trustee to improve, protect or preserve the Collateral or the security of this Deed of Trust, with interest on such amounts as provided in this Deed of Trust;

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

f.   Payment and performance of all amendments, modifications, extensions, renewals and replacements of any of the foregoing; and

g.   Payment of charges as allowed by law, when such charges are made for any Beneficiary statement or other statement regarding the Secured Obligations.

3.2           Separate Indemnities. Notwithstanding the foregoing, this Deed of Trust does not secure any separate hazardous materials indemnity or any similar indemnity or indemnities in any of the Loan Documents.

3.3           Indexing. Notice is hereby given that the interest rate, payment terms or balance due on the Notes(s) may be indexed, adjusted, renewed or renegotiated.

3.4           Continuing Validity. The continuing validity and priority of this Deed of Trust for future extensions of credit and advances shall not be impaired by the fact that at certain times no outstanding indebtedness to Beneficiary or commitments from Beneficiary to make future extensions of credit or advances exists.

4.             COVENANTS

4.1          Maintenance, Repair, Alterations. Grantor shall: keep the Collateral in good condition and repair; complete promptly and in a good and workmanlike manner, any Improvement that may be constructed on the Land, and promptly restore in like manner any Improvement that may be damaged or destroyed, and pay when due all claims for labor performed and materials furnished for such construction or restoration; comply with all Laws and Orders of any court or governmental or regulatory body having jurisdiction over Grantor, the Land or Improvements; comply with any condominium or other plan, declaration of covenants, conditions and restrictions, and reciprocal easement agreements to which the Land is subject ("CC&Rs"), any owners' association articles and bylaws affecting the Land, and such exceptions to title as evidenced by a preliminary title report on the date of closing, acceptable to Beneficiary ("Permitted Liens"); keep and maintain abutting grounds, sidewalks, roads, parking and landscape areas in good, neat order and repair; comply with the provisions of any leases constituting part of the Collateral; obtain and maintain in full force and effect all permits necessary for the use, occupancy and operation of the Collateral; and do any and all other acts, except as otherwise prohibited or restricted by the Loan Documents, that may be reasonably necessary to protect or preserve the value of the Collateral and the rights of Trustee and Beneficiary in it.

Grantor shall not, except upon the prior written consent of Beneficiary, which shall not be unreasonably withheldor delayed:remove, demolish or materially alter any of the Improvements, other than to make non-structural repairs in the ordinary course of business, that preserve or increase the value of the Land; commit or permit any waste or deterioration of the Collateral; abandon all or any part of the Collateral or leave the Collateral unprotected, unguarded, vacant or deserted; or initiate, join in or consent to any change in any zoning ordinance , general plan, specific plan, private restrictive covenant or other public or private restriction limiting the uses that may be made of the Land or Improvements by Grantor.

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

4.2   Insurance. Keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies casualty, liability, and such other insurance (that may include plans of self-insurance) with such coverage and deductibles, and in such amounts as may be consistent with prudent business practice and in any event consistent with normal industry practice; and furnish to the Beneficiary, upon written request, full information as to the insurance carried.

4.3   Condemnation and Other Awards. Grantor shall take all actions reasonably required by Beneficiary or Trustee in connection with condemnation or other taking to defend and protect the interests of Grantor, Beneficiary and/or Trustee in the Land. Beneficiary shall be entitled to participate in, control and be represented by counsel of its choice in such proceeding. All condemnation proceeds shall first be applied to reimburse Beneficiary and Trustee for all their reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection of such award or settlement. The balance of such award or settlement shall be applied by Beneficiary against the Secured Obligations in such order as Beneficiary may determine.

4.4   Taxes, Assessments and Utilities. Grantor shall pay, prior to delinquency, all of the following: all general and special real property taxes and assessments imposed on the Land; all other taxes, assessments and charges assessed on the Land (or on the owner and/or operator of the Land) that create or may create a lien on the Land (or on any Improvement or Fixture used in connection with the Land); including, without limitation, non-governmental levies and assessments under applicable covenants, conditions and restrictions; and all business taxes.

Grantor shall promptly pay all gas, irrigation, electricity, water, sewer and other utility charges incurred for the benefit of the Collateral or that may become a lien against the Collateral; and all other similar public or private assessments and charges relating to the Collateral, regardless of whether or not any such charge is or may become a lien on the Collateral.

4.5   Liens. Grantor shall not cause, incur or permit to exist any Liens upon all or any part of the Collateral or any interest in the Collateral other than Permitted Liens. Grantor shall pay and promptly discharge, at Grantor's sole cost and expense, all such Liens.

4.6   Sale or Lease of Collateral: Due on Sale Clause. Grantor shall not sell, lease, sublease or otherwise transfer all or any part of the Collateral or any interest in it, without the prior written consent of Beneficiary, which consent may be granted or withheld in Beneficiary's sole and absolute discretion. No sale, lease or other transfer shall relieve Grantor from primary liability for its obligations under the Loan Documents or relieve any guarantor from any liability under any guaranty. Upon any such transfer to which Beneficiary does not consent , Beneficiary at its option may, without prior notice, declare all Secured Obligations immediately due and payable without presentment, demand, protest or further notice of any kind, and may exercise all rights and remedies provided in this Deed of Trust, in the other Loan Documents or under applicable law.

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

4.7   Inspections and Property Valuations. Grantor authorizes Beneficiary and its agents, representatives and employees, upon reasonable notice to Grantor, to enter at any time upon any part of the Collateral for the purpose of inspecting the Collateral. Grantor agrees to pay the costs and expenses of Beneficiary incurred in such inspections and examinations, including without limitation, Beneficiary's attorneys' fees, if such inspection was made necessary because of an Event of Default, whether the services are provided by Beneficiary's employees, agents or independent contractors. Any inspection or review by Beneficiary is solely for Beneficiary's benefit to protect Beneficiary's security and preserve Beneficiary's rights under this Deed of Trust. No inspection by Beneficiary shall constitute a waiver of any Event of Default. Grantor shall cooperate in allowing Beneficiary or its agents reasonable access to the Collateral for the purpose of performing any subsequent valuation , whether it is in the form of an appraisal or any other method of valuing the Collateral. Granter shall pay promptly to Beneficiary , on demand, the costs of any such subsequent valuation, whether performed by employees, agents, or independent contractors of Beneficiary.

4.8   Defense of Actions. Grantor shall notify Beneficiar y of any action or proceeding purporting to affect (a) the security of this Deed of Trust, (b) all or any part of the Collateral or any interest in it, (c) any additional or other security for the Secured Obligations, or (d) the interests, rights, powers or duties of Beneficiary or Trustee under this Deed of Trust. Grantor, at no cost or expense to Beneficiary or Trustee, shall appear in and defend the same. If Beneficiary or Trustee elects to become or is made a party to such action or proceeding, Grantor shall indemnify, defend and hold Trustee and Beneficiary harmless from all related liability, damage, cost and expense reasonably incurred by either Trustee or Beneficiary, whether or not such action or proceeding is prosecuted to judgment or decision.

4.9   Protection of Security. If Granter fails to make any payment or to do any act required by this Deed of Trust or any of the other Loan Documents, Beneficiary and/or Trustee may do so. Beneficiary or Trustee may decide to do so, each in its own discretion, without obligation to do so, without further notice or demand, and without releasing Grantor in such manner and to such extent as either may reasonably deem necessary to protect the security of this Deed of Trust.

4.10         Beneficiary's Powers. If Grantor fails to pay any sum, other than principal and interest on the Secured Obligations, or to perform or comply with any other obligation required by any Loan Document, Beneficiary at its election may pay such sum or comply with such obligation . Without affecting the liability of Granter or any other person liable for the payment of any Secured Obligation, and without affecting the lien or charge of this Deed of Trust, Beneficiary may, from time to time, do any of the following: (a) release any person so liable, (b) release or reconvey all or any part of the Collateral, (c) take or release any other or additional security for any Secured Obligation, or (d) make arrangements with debtors in relation to the Secured Obligations. Waiver by Beneficiary of any right or remedy as to any transaction or occurrence shall not be deemed to be a waiver of any future transaction or occurrence. By accepting full or partial payment or performance of any Secured Obligation after due or after the filing of a notice of default and election to sell, Beneficiary shall not have thereby waived its right to (i) require prompt payment and performance in full, when due, of all other Secured Obligations, (ii) declare a default for failure to so pay or perform, or (iii) proceed with the sale under any notice of default and election to sell previously given by Beneficiary, or as to any unpaid balance of the indebtedness secured by this Deed of Trust.

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

4.11          Reimbursement of Costs, Fees and Expenses: Secured by Deed of Trust. Grantor shall pay, on demand, to the maximum allowable under applicable law, all reasonable costs, fees, expenses, advances, charges, losses and liabilities paid or incurred by Beneficiary and/or Trustee in administering this Deed of Trust, the collection of the Secured Obligations, and Beneficiaris or Trustee's exercise of any right, power, privilege or remedy under this Deed of Trust. Fees, costs and expenses of attorneys shall include the reasonable fees and disbursements of Beneficiary's outside and staff counsel and of any experts and agents, and including such fees incurred in the exercise of any remedy (with or without litigation), in any proceeding for the collection of the Secured Obligations, in any foreclosure on any of the Collateral, in protecting the lien or priority of any Loan Document, or in any litigation or controversy connected with the Secured Obligations, including any bankruptcy, receivership, injunction or other proceedin g, or any appeal from or petition for review of any such proceeding.

5.      RENTS, ISSUES AND PROFITS

5.1   Assignment of Rents, Issues and Profits. Grantor absolutely, unconditionally and irrevocably assigns and transfers to Beneficiary all of its right, title and interest in and to all rents, issues, profits, royalties, income and other proceeds and similar benefits derived from the Collateral (collectively the "Rents"), and gives to Beneficiary the right, power and authority to collect such Rents. Grantor irrevocably appoints Beneficiary its true and lawful attorney-in-fact, at the option of Beneficiary, at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and or sue, in its name or in Grantor's name, for all Rents, and to apply them to the Secured Obligations. Beneficiary hereby grants to Grantor a license to collect and retain Rents (but not more than one month in advance unless the written approval of Beneficiary has first been obtained) so long as an Event of Default shall not have occurred and be continuing. The assignment of the Rents is intended to be an absolute assignment from Grantor to Beneficiary and not merely the passing of a security interest. This assignment of Rents is intended to be specific, perfected and choate upon recording.

5.2   Collection Upon Defa ult. Upon the occurrence of an Event of Default, Grantor's license to collect the Rents shall automatically terminate. Upon such termination, Beneficiary may , at any time, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Secured Obligations, do any of the following: (a) enter upon and take possession of all or any part of the Collateral; (b) with or without taking possession of the Collateral in its own name, sue for or otherwise collect Rents (including those past due and unpaid, and all prepaid Rents and all other security or other deposits paid by tenants to Grantor); and (c) apply the Rents (less costs and expenses of operation and collection, including, without limitation, attorneys' fees, whether or not suit is brought or prosecuted to judgment) to any Secured Obligation, and in such order as Beneficiary may determine, even if payment or performance of said Secured Obligation may not then be due. Grantor agrees that, upon the occurrence of any Event of Default, Grantor shall promptly deliver all Rents and security deposits to Beneficiary.

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

5.3   Further Assignments. Upon Beneficiary's demand from time to time, Grantor shall execute and deliver to Beneficiary recordable assignments of Grantor's interest in any and all leases, subleases, contracts, rights, licenses and permits now or hereafter affecting all or any part of the Land. Beneficiary may, at its option, exercise its rights under this Deed of Trust or any such specific assignment and such exercise shall not constitute a waiver of any right under this Deed of Trust or any such specific assignment.

6.      DEFAULT AND REMEDIES

6.1   Events of Default. The occurrence of any of the following events or conditions shall constitute an event of default ("Event of Default") under this Deed of Trust: Grantor fails to pay any amount owing under this Deed of Trust when due; Grantor fails to pay any taxes, insurance premiums, assessments or rents required under this Deed of Trust; Grantor fails to observe or perform any other obligation contained in this Deed of Trust; the occurrence of an Event of Default under any other Loan Document; all or any portion of the Improvements or Fixtures are destroyed by fire or other casualty and Grantor fails to satisfy restoration conditions; or all or any material part of the Land or other Collateral is condemned, taken in eminent domain, seized or appropriated by any governmental or quasi-governmental agency or entity.

6.2   Acceleration Upon Default: Additional Remedies. Upon the occurrence of an Event of Default, Beneficiary may, at its option, exercise all of the applicable rights and remedies set forth herein and in the other Loan Documents and, in addition, declare all Secured Obligations to be immediately due and payable without any presentment, demand, protest or further notice of any kind; and whether or not Beneficiary exercises any said right or remedy. Beneficiary may:
(a) either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its Collateral enter upon and take possession of all or part of the Collateral, in its own name or in the name of Trustee. The entering and taking possession of the Collateral, the collection of Rents and their application to the Secured Obligations shall not cure or waive any Event of Default or notice of default or invalidate any act done in response to them. Regardless of whether possession of the Collateral or the collection, receipt and application of any of the Rents is by Trustee, Beneficiary or a receiver, Trustee or Beneficiary shall be entitled to exercise every right provided for in the Loan Agreement and other Loan Documents or by law upon occurrence of any Event of Default, including the right to exercise the power of sale; (b) commence an action to foreclose this Deed of Trust, appoint a receiver, or specifically enforce any of the covenants contained in this Deed of Trust; (c) deliver to Trustee a written declaration of default and demand for sale, and a written notice of default and election to sell the Collateral, which notice Trustee or Beneficiary shall cause to be recorded in the official records of each County in which the Land is located; (d) exercise all of the rights and remedies available to a secured party under the applicable Uniform Commercial Code in such order and in such manner as Beneficiary, in its sole discretion, may determine, including without limitation, requiring Grantor to assemble the Collateral and make the Collateral available to Beneficiary at a reasonably convenient location. The expenses of retaking, holding, preparing for sale or the like shall include reasonable attorneys' fees and other expenses of Beneficiary and Trustee and shall be secured by this Deed of Trust; and/or (e) exercise all other rights and remedies provided in this Deed of Trust, in any other Loan Document or other document or agreement now or hereafter securing all or any portion of the Secured Obligations, or as provided by law or in equity.

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

6.3   Appointment of Receiver. Upon the occurrence of an Event of Default under this Deed of Trust, Beneficiary, without notice to Grantor, and without regard to the then value of the Collateral or the interest of Grantor in it, shall have the right to enter the Land in person or to apply to any court having jurisdiction to appoint a receiver or receivers of the Land, Fixtures or Improvements. Grantor irrevocably consents to such appointment and waives notice of any such application. The actions that Beneficiary or such receiver may take in connection with such entry may include, but are not limited to (a) modifying, compromising obligations under, terminating and implementing remedies with respect to any assigned leases or subleases, and (b) entering into, modifying or terminating any contractual arrangements, subject to Beneficiary's right at any time to discontinue any of the same without liability. Beneficiary is further authorized by this provision to request the court to appoint a general receiver and to empower the receiver to (i) sell or lease all or any portion of the Land, Fixtures or Improvements, (ii) collect and apply to the outstanding balances of the Secured Obligations all sales or lease proceeds, or hold the proceeds pending a court order approving the receiver's final report and account, and (iii) hold the collections as cash collateral pending such court order or foreclosure sale. Any such receiver(s) shall also have all the usual powers and duties of receivers in similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, and shall continue to exercise all such powers until the date of confirmation of sale of the Land, Fixtures or Improvements, unless such receivership is sooner terminated. IfBeneficiary elects to enter or take possession of the Land, Fixtures or Improvements, it will not assume any liability to Grantor or any other person for operation or maintenance of the Land, Fixtures or Improvements, and Grantor expressly waives any such Beneficiary liability.

6.4   Application of Funds After Default. Except as otherwise provided in this Deed of Trust, upon the occurrence of an Event of Default, Beneficiary may at any time, with notice to Grantor if providing such notice will not adversely delay the exercise of Beneficiary's rights or remedies, apply to any Secured Obligation, in such manner and order as Beneficiary may elect, even if such Secured Obligation may not yet be due, any amounts received and held by Beneficiary to pay insurance premium or taxes or as Rents, or as insurance or condemnation proceeds, and all other amounts received by Beneficiary from or on account of Grantor or the Collateral, or otherwise. The receipt , use or application of any such amounts shall not affect the maturity of any Secured Obligation, any of the rights or powers of Beneficiary or Trustee under the tenns of any Loan Document, or any of the obligations of Grantor or any guarantor under any Loan Document; or waive any Event of Default or notice of default under the Loan Documents; or invalidate any act of Trustee or Beneficiary.

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

6.5   Remedies Not Exclusive. Trustee and Beneficiary shall each be entitled to enforce payment and perfonnance of any Secured Obligation and to exercise all rights and powers under this Deed of Trust or any other Loan Document or other agreement or any law, even if some or all of the Secured Obligations may be otherwise secured, whether by guaranty, deed of trust, mortgage, pledge, lien, assignment or otherwise. Trustee and Beneficiary shall each be entitled to enforce this Deed of Trust and any other security for the Secured Obligations held by Beneficiary or Trustee in such order and manner as they may in their absolute discretion detennine. No remedy conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy in this Deed of Trust, and other agreement, or at law, but each shall be cumulative and in addition to every other remedy available to Beneficiary. Every power or remedy given by any of the Loan Documents to Trustee or Beneficiary or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary, and either of them may pursue inconsistent remedies. Granter may be joined in any action brought by Beneficiary to foreclose under or otherwise enforce this Deed of Trust.

6.6   Foreclosure By Power of Sale. Upon receipt of notice from Beneficiary , Trustee shall cause to be recorded, published and delivered to Grantor such notice of default and election to sell as is then required by law. After such lapse of time, recordation of notice of default, and giving of notice of sale as are required by law, Trustee shall, without demand on Granter, sell the Land, Fixtures and Improvements at the time and place of sale fixed by it in said notice of sale, or as lawfully postponed. Trustee may sell the Land, Fixtures and Improvements either as a whole, or in separate lots or parcels or items and in such order as Beneficiary may direct Trustee to so do, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. A sale of less than the whole of the Land, Fixtures or Improvements or any defective or irregular sale made under this Deed of Trust shall not exhaust the power of sale provided for in this Deed of Trust ; and subsequent sales may be made until all the Secured Obligations have been satisfied, or the entire Land, Fixtures or Improvements sold, without defect or irregularity. Trustee shall deliver to such purchaser or purchasers its good and sufficient deed conveying the Land, Fixture or Improvement so sold, but without any covenant or warrant, express or implied .

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

After deducting all fees, costs and expenses incurred by Beneficiary or Trustee in connection with such sale, including costs of evidence of title up to the maximum allowed by applicable law, Beneficiary shall apply the proceeds of sale to payment of (a) first, all amounts expended under the terms of this Deed of Trust which are not then repaid, with accrued interest at the Default Interest Rate; (b) second, all other Secured Obligations; and (c) the remainder, if any, to the person or persons legally entitled.

7.      MISCELLANEOUS

7.1   Amendments. This instrument cannot be waived, modified, discharged or terminated except in writing signed by the party against whom enforcement of such changes is sought.

7.2   Waivers. Grantor waives, to the extent permitted by law, (a) the benefit of all laws (whenever enacted) providing for any appraisal before sale of any portion of the Collateral, (b) all rights of valuation, appraisal, stay of execution, notice of election to mature or declare due the whole of the Secured Obligations and marshaling in the event of foreclosure of this Deed of Trust, and (c) all rights and remedies that Grantor may have under the laws of the State of Washington regarding the rights and remedies of sureties. Further, Grantor hereby waives, to the fullest extent permitted by law, the right to plead, use or assert any statute of limitations as a plea, defense or bar to any Secured Obligation, or to any complaint or other pleading or proceeding filed, instituted or maintained for the purpose of enforcing this Deed of Trust or any rights under it.

7.3   Further Assurances. Grantor agrees to do or cause to be done such further acts and things and to execute and deliver or to cause to be executed and delivered such additional assignments, agreements, powers and instruments as Beneficiary or Trustee may reasonably require to: (a) correct any defect, error or omission in this Deed of Trust or the execution or acknowledgment of this Deed of Trust, (b) subject to the lien of this Deed of Trust any of Grantor's properties covered or intended to be covered by this Deed of Trust, (c) perfect, maintain and keep valid and effective such lien, (d) carry into effect the purposes of this Deed of Trust, or (e) better assure and confirm to Beneficiary or Trustee their respective rights, powers and remedies under this Deed of Trust.

7.4   Notices. All notices, demands, approvals and other communications shall be made in writing to the appropriate party at the address set forth in the first paragraph of this Deed of Trust. All such notices shall be made in accordance with the Loan Agreement.

7.5   Headings. Article and section headings are included in this Deed of Trust for convenience of reference only and shall not be used in construing this Deed of Trust.

7.6   Severability. Every provision of this Deed of Trust is intended to be severable. The illegality, invalidity or unenforceability of any provision of this Deed of Trust shall not in any way affect or impair the remaining provisions of this Deed of Trust, which provisions shall remain binding and enforceable.

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

7.7   Subrogation. To the extent that proceeds of the Secured Obligations are used , either directly or indirectly, to pay any outstanding lien, charge or prior encumbrance against the Collateral, Beneficiary shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, regardless of whether such liens, charges or encumbrances are released.

7.8   Governing Law. This Deed of Trust shall be governed by, and construed in accordance with, the substantive laws of the State of Washington, except where the location of the Land may require the application of the laws of another state or where federal laws, including the Farm Credit Act of 1971, as amended, may be applicable.

7.9   Interpretation. In this Deed of Trust the singular shall include the plural and the masculine shall include the feminine and the neuter and vice versa, if the context so requires; and the word "person" shall include corporation, partnership or other form of association. Any reference in this Deed of Trust to any document, instrument or agreement creating or evidencing an obligation secured hereby shall include such document, instrument or agreement both as originally executed and as it may from time to time be modified. The term "Trustors" shall be synonymous with the term "Grantors" as used in any of the laws of the state in which the Collateral is situated.

7.10          Successors and Assigns. This Deed of Trust applies to, inures to the benefit of and binds all parties to this Deed of Trust, their heirs, legatees, devisees, administrators , executors, successors and assigns.

7.11          Securitv Agreement. This Deed of Trust constitutes a security agreement for all purposes under the Uniform Commercial Code in effect in the State(s) where the Grantor resides. Grantor hereby authorizes Beneficiary to file, at any time, one or more financing statements and any amendments and continuations thereof, describing any personal property or fixtures described herein, without further signature of Grantor. In addition to all other rights and remedies provided for in this Deed of Trust, Beneficiary shall have all of the rights and remedies of a secured party under the Uniform Commercial Code.

7.12          Fixture Filing and Financing Statement. This Deed of Trust is intended to serve as a Fixture filing covering Fixtures, Timber and as-extracted collateral and as a financing statement covering timber to be cut pursuant to the terms of the applicable Uniform Commercial Code. This Deed of Trust is to be recorded in the real estate records of each County in which the Land is located. In that regard, Grantor is Debtor and Beneficiary is Secured Party.

7.13          Trust Irrevocable. The trust created by this Deed of Trust is irrevocable by Grantor. All Secured Obligations shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension , deferment , diminution or reduction . Grantor waives all rights conferred by statute or otherwise to any abatement, suspension, deferment, diminution or red uction of any Secured Obligation .

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

7.14           Acceptance By Trustee. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

7.15          Reconveyance By Trustee. Trustee shall reconvey the Land, Fixtures or Improvements, without warrant, to the person or persons legally entitled to it upon (a) written request of Beneficiary stating that all Secured Obligations have been paid and fully performed, which shall be in substantially the form of Exhibit B attached hereto and incorporated herein, (b) surrender by Beneficiary of this Deed of Trust, and (c) payment by Grantor of Trustee's fees and the costs and expenses of executing and recording any requested reconveyance. The grantee in any such reconveyance may be described as "the person or persons legally entitled thereto ."

7.16          Trustee's Powers. Upon written request of Beneficiary, Trustee may (a) reconvey all or any part of the Land, Fixtures or Improvements, (b) consent in writing to the making of any map or plat thereof, (c) join in granting any easement thereon, or (d) join in any extension agreement, agreement subordinating the lien or charge hereof, or other agreement or instrument relating hereto or to all or any part of the Collateral. Trustee may take such action at any time, and from time to time, without liability and without notice, and without affecting the personal liability of any person for payment of the indebtedness or the performance of any other Secured Obligation or the effect of this Deed of Trust upon the remainder of the Collateral. Any Trustee lawfully appointed by Beneficiary as a substitute or successor Trustee shall succeed to all the powers and duties of Trustee named herein.

7.17          WAIVER OF JURY TRIAL. GRANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LOAN DOCUMENT OR ANY OTHER LOAN DOCUMENTS AND ANY FUTURE MODIFICATIONS, AMENDMENTS, EXTENSIONS, RESTATEMENTS AND SERVICING ACTIONS RELATING TO THIS LOAN DOCUMENT AND AN Y OTHER LOAN DOCUMENTS. THE PARTIES INTEND THAT THIS JURY WAIVER WILL BE ENFORCED TO THE MAXIMUM EXTENT ALLOWED BY LAW.

7.18          Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which, when executed, shall be deemed to. be an original, and all of which together shall be deemed to be one and the same instrument.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

IN WITNESS WHEREOF, Grantor has duly executed this Deed of Trust as of the date first above written.

GRANTOR:
ORM Timber Fund III (REIT) Inc.
By:   Olympic Resource Management LLC, its Manager By:
By:	Pope MGP, Inc., its Managing Member

By:	David L.Nunes
Its:	President and CEO

STATE OF WASHINGTON

County of Kitsap

On December 2, 2014 before me, (here insert name and the title of the officer), president and CEO of ORM Timber Fund III (REIT), personally appeared David L. Nunes who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Washington that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public for the State of Washington Residing at Kitsap County My commission expires 10-09-2016 Printed Name Seanann Card

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

Beneficiary acknowledges that this Deed of Trust is subject to a security interest in favor of CoBank, FCB (Bank) and by its acceptance hereto and pursuant to and in confirmation of certain agreements and assignments by and between Beneficiary and Bank, does assign, transfer, and set over the same unto Bank, its successors and assigns, to secure all obligations of Beneficiary to Bank, provided that pursuant to such agreements and assignments Beneficiary has authority to perform all loan servicing and collection actions and activities hereunder, including without limitation thereto, releasing in whole or in part and foreclosing judicially or otherwise this Deed of Trust until the Bank, by instrument recorded in the office in which this Deed of Trust is recorded, revokes such authority.

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

EXHIBIT A
PROPERTY DESCRIPTION

PARCEL ONE:

Section 1: The Southeast Quarter (SE 1/4), Township 40 North Range 1 West M.D.M.

APN: 028-320-010

PARCEL TWO:

Section 12:All, Township 40 North Range 1 West M.D.M.

APN:028-320-020

PARCEL THREE:

Section 1: The East Half of the Southeast Quarter (E 1/2 SE 114), Township 41 North Range 1

West M.D.M

APN: 019-550-030

PARCEL FOUR:

Section 10: The East Half of the Southeast Quarter (E 112 SE 1/4), Township 41 North Range 1

West M.D.M. APN:019-

550-040

PARCEL FIVE:

Section I 1: AN, Township 41 North Range 1 West M.D.M.

APN: 019-550-050

PARCEL SIX:

Section 12: All, Township 41 North Range 1 West M.D.M.

APN: 019-550-060

PARCEL SEVEN:

Section 13: All, Township 41 North Range 1 West M.D.M.

APN: 019-580-040

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

PARCEL EIGHT:

Section 14:All, Township 41 North Range 1 West M.D.M.

APN: 019-580-030

PARCEL NINE:

Section 15: The East Half (E 1/2), Township 41 North Range 1 West M.D.M.

APN: 019-580-020

PARCEL TEN:

Section 16: All, Township 41 North Range 1 West M.D.M.

APN: 019-570-030

PARCEL ELEVEN:

Section 17: The Northeast Quarter of the Northeast Quarter (NE 1/4 NE 1/4); The South
Three-Fourths (S 3/4), Township 41 North Range 1 West M.D.M.

APN: 019-570-020

PARCEL TWELVE:

Section 18: The Northwest Quarter of the Northeast Quarter (NW 114 NE 114); The South Half of the Northeast Quarter (S 1/2 NE 1/4); The West Half (W 1/2); the Southeast Quarter (SE 114), Township 41 North .Range 1 West M.D.M.

APN:019-570-050 & 070

PARCEL THIRTEEN:

Section 19:All, Township 41 North Range 1 West M.D.M.

APN: 019-570-100

PARCEL FOURTEEN:

Section 20: All, Township 41 North Range 1 West M.D.M.

APN: 019-570-060 & 110

PARCEL FIFTEEN:

Section 21: All, Township 41 North Range 1 West M.D.M.

APN: 019-570-040 & 120

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

PARCEL SIXTEEN:

Section 22: All, Township 41North Range I West M.D.M. APN:019-580-

100 & 050

PARCEL SEVENTEEN :

Section 23: The North Half (N 112), Township 41 North Range 1 West M.D.M.

APN: 019-580-080

PARCEL EIGHTEEN:

Section 24: The Northeast Quarter (NE 1/4); The North Half of the Northwest Quarter (N 1/2 NW 114); The Southwest Quarter of the Northwest Quarter (SW 1/4 NW 114), Township 41 North Range 1West M.D.M.

APN:019-580-090 &120

PARCEL NINETEEN:

Section 28: The Northwest Quarter (NW 114); The East Half of the Southwest Quarter (E 1/2 SW 114), Township 41 North Range 1 West M.b.M.

APN: 019-600-040

PARCEL TWENTY:

Section 29: The Northeast Quarter (NE 1/4), Township 41 North Range 1 West M.D.M.

APN : 019-600-030

PARCEL TWENTY ONE:

Section 31:The West Half (W 1/2);The West Half of the Southeast Quarter (W 1/2 SE 114), Township 41 North Range 1 West M.D.M.

APN:019-600-020

PARCEL TWENTY TWO:

Section 36: All, Township 42 North Range l West M.D.M.

APN: 019-530-040

PARCEL TWENTY THREE:

Section 12:The Northeast Quarter of the Northeast Quarter (NE 114 NE 1/4); The South Half of the Northeast Quarter (S 1/2NE 114); The Southeast Quarter of the Northwest Quarter (SE 114NW 1/4);the South lfalf (S 1/2), Township 41 North Range 2 West M.D.M.

APN: 019-370-040

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

PARCEL TWENTY FOUR:

Section 14: The South Half of the Northeast Quarter (S 112 NE 114); The East Half of the Southwest Quarter (E 112 SW 114);The Southeast Quarter (SE 114), Township 41 North Range 2 West M.D.M.

APN 019-400-030

PARCEL TWENTY FIVE:

Section 15: The South Half (S 1/2), Township 41 North Range 2 West M.D.M.

APN: 019-400-020

PARCEL TWENTY SIX:

Section 24: All, Township 41 North Range 2 West M.D.M.

APN: 019-400-060

PARCEL TWENTY SEVEN:

Section 36: All, Township 41 North Range 2 West M.D.M.

APN: 019-410-040

PARCEL TWENTY EIGHT:

Section 7: All, Township 40 North Range 1 East M.D.M.

APN: 027-020-020 & 060

PARCEL TWENTY NINE:

Section 18: Government Lots 1 and 4; The North Half of the Northeast Quarter (N 112 NE 114), Township 40 North Range 1 East M.D.M.

APN: 027-030-010 & 020

PARCEL THIRTY:

Section 4: All, Township 41 North Range 1 East M.D.M.

APN: 018-140-040

PARCEL THIRTY ONE:

Section 5: All (Which is a portion of "Parcel One" as said Parcel is described in that certain boundary line adjustment, recorded April 27, 1999, as Instrument No. 1999042705007, Siskiyou County Records). Township 41 North Range 1 East M.D.M.

APN: 018-140-030

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

PARCEL THIRTY TWO:

Section 6: Government Lots 1,4, 5, 6; The South Half of the Northeast Quarter (S 1/2NE 1/4); The Southeast Quarter {SE 1/4), Township 41 North Range 2 East M.D.M.

APN: 018-140-020

PARCEL THIRTY THREE:

Section 7: All, Township 41 North Range 1 East M.D.M.

APN: 018-140-050

PARCEL THIRTY FOUR:

Section 8: All, Township 41 North Range 1 East M.D.M.

APN: 018-140-060

PARCEL THIRTY FIVE:

Section 16: All, Township 41 North Range 1 East M.D.M.

APN: 018-160-030

PARCEL THIRTY SIX:

Section 18: All, Township 41 North Range 1 East M.D.M.

APN: 018-160-010

PARCEL THIRTY SEVEN:

Section 19: All, Township 41 North Range 1 East M.D.M.

APN: 018-160-060

PARCEL THIRTY EIGHT:

Section 20: The West Half of the Southwest Quarter (W 1/2 SW 1/4), Township 41 North Range 1 East M.D.M.

APN: 018-160-070

PARCEL THIRTY NINE:

Section 28: The West Half (W 1/2), Township 41 North Range 1 East M.D.M.

APN: 018-180-050

PARCEL FORTY:

Section 29: All, Township 41 North Range 1 East M.D.M.

APN: 018-180-010

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

PARCEL FORTY ONE:

Section 32: The Northeast Quarter (NE 114), Township 41 North Range 1 East M.D.M.

APN: 018-180-060

PARCEL FORTY TWO:

Section 30: The Southeast Quarter of the Northeast Quarter (SE 1/4 NE 1/4); The Northeast Quarter of the Southeast Quarter (NE 1/4 SE 114); The South Half of the Southeast Quarter (S 112 SE 114), Township 42 North Range 1 East M.D.M.

APN:018-120-080

PARCEL FORTY THREE:

Section 32: The Southeast Quarter of the Southwest Quarter (SE 114 SW 114); The Southeast Quarter (SE 1/4),

Excepting therefrom all that portion lying Northerly and Easterly of the following described line:

Beginning at the center Quarter of said Section 32, thence on and along the East-West Quarter Section Lme, South 89° 13'07'' East, a distance of 284. l2 feet, to the centerline of a gravel road; thence.,, leaving said East-West Quarter Section Line, on and along the centerline of said gravel road, tne following courses; South 26° 52' 13''East, a distance of 64.26 feet; South 01° 06' 59" West , a distance of 87.18 feet; South 26° 02' 02" West, a distance of 216.38 feet; South 08° 56' 37" East, a distance of324.77 feet; South 45° 45' 20" East, a distance of 227.43 feet; South 39° 52' 0411 East, a distance of 421.06 feet; South 46° 37' 1111 East, a distance of 708.94 fee South 38° 17' 43" East, a distance of 646.52 feet; South 27° 23' 30" East, distance of 439.03 feet; outh 08° 40' 26" East, a distance of 88.81 feet, to the centerline of Pilgrim Creek Road Q.(oad Ml l); thence, leaving the centerline of said gravel road, on and along the centerline of said P1lw.i!_n Creek Road, North 68° 41' 42" East, a distance of 858.76 feet, to the East Section Line of said Section 32; thence, leavinR the centerline of said Pilgrim Creek Road, on and along said East Section Line, South 00° 24' 02 West,a distance of385.67 feet, more or less, to the Southeast comer of said Section 32.

(Which is a portion of "Parcel One" as said Parcel is described in that certain boundary line aqjustment, recorded April 27, 1999, as Instrument No. 1999042705007, Siskiyou County Records)

Township 42 North Range 1 East M.D.M.

APN: 018-120-140

PARCEL FORTY FOUR:

Access easement granted pursuant to the Easement dated June 24, 1981 between United States of America, as grantor and Champion International Corporation, as grantee, recorded in Volume 921 at Page 292 et seq.

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

PARCEL FORTY FIVE:

Access easement granted pursuant to the Indenture dated April 7? 1982 between Southern Pacific Land Company, as grantor and Champion International Corporation, as grantee, recorded in Volume 945 at Page 155 et seq.

PARCEL FORTY SIX:

Access easement granted pursuant to the Easement dated November 4, 1981 between United States of America, as grantor and Champion International Corporation, as grantee, recorded inVolume 1018 at Page 488 et seq.

PARCEL FORTY SEVEN:

Access easement granted pursuant to the Easement dated January 23, 1985 between United States of America, as grantor and Champion International Corporation, as grantee, recorded as Document No. 85001524.

PARCEL FORTY EIGHT:

Access easement granted pursuant to the Indenture dated May 20,1987 between Santa Fe Pacific Timber Company, as grantor and Champion International Corporation, as grantee, recorded as Document No. 87005942.

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)

EXHIBIT B

EXAMPLE
REQUEST FOR FULL RECONVEY ANCE

THE PROMISSORY NOTE OR NOTES, AND ANY EVIDENCES OF FURTHER AND/OR ADDITIONAL ADVANCES
MUST BE PRESENTED WITH THIS REQUEST

TO THE TRUSTEE: [Insert Name]

The undersigned hereby certifies that it is the legal owner and holder of the Note[s] and all other indebtedness secured by the Deed of Trust dated [date] between [Grantor name], Grantor, [Trustee name], Trustee, and [Beneficiary Name], Beneficiary, recorded [date], as Instrument No. [instrument no.], to secure an indebtedness in the amount of $[amount], records of [County], [State]. Said indebtedness has been fully paid and satisfied, and you are hereby requested and directed to cancel said Note[s] above-mentioned and all other evidences of indebtedness secured by said Deed of Trust, and to reconvey without warranty all the estate now held by you thereunder.

Dated: [insert date]	[BENEFICIARY NAME]

[BENEFICIARY SIGNATURE BLOCK]

[ACKNOWLEDGEMENT]

Deed of Trust
(ORM Timber Fund III (REIT) Inc./Note No. 6214502)